Exhibit 99.1

                              MOTOR CLUB OF AMERICA
                                      PROXY
                      (SOLICITED BY THE BOARD OF DIRECTORS)

The undersigned appoints Stephen A. Gilbert and Patrick J. Haveron, or either of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of Motor Club of America held by the undersigned, at the Special Meeting of Stockholders to be held July 12, 1999, or any adjournment thereof.

      1. TO APPROVE THE PROPOSED MERGER AND THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, ON THE TERMS SET FORTH IN THE PROXY STATEMENT

            [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

      2. TO APPROVE THE PROPOSED ALTERNATIVE PLAN OF FINANCING ON THE TERMS SET FORTH IN THE PROXY STATEMENT

            [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

      3. In their discretion, upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. Where no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Meeting.

                                       Dated: ________________________, 1999


                                       _____________________________________
                                       Signature

                                       _____________________________________
                                       Signature

NOTE: Personal representatives, custodians, trustees, partners, corporate officers, and attorneys-in-fact should add their titles as such.

PLEASE VOTE AND DATE THIS PROXY, SIGNING IT AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.